CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.29

INVESTMENT SERVICES AGREEMENT

This Investment Services Agreement (this “Agreement”) is executed as of 3rd day of February 2021 (the “Effective Date”) between Mercer Investments LLC, a Delaware limited liability company (the “Manager”), and Accelerant Specialty Insurance Company, an Arkansas domestic surplus lines carrier (the “Client”).

WHEREAS, the Client has the authority to appoint third parties to make investment and other fiduciary decisions with respect to the assets of the Client’s investment portfolio set forth on Appendix A hereto (each individually or collectively, as the context requires, the “Portfolio”);

WHEREAS, the Client has determined to appoint the Manager to provide investment consulting and discretionary investment management services with respect to all or a portion of the assets of the Portfolio designated in writing to the Manager, as discretionary investment manager, by the Client pursuant to Section 1(a) below, subject to the remaining terms and conditions of this Agreement; and

WHEREAS, the Manager has agreed to accept such responsibility in accordance with the provisions hereof;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1. APPOINTMENT OF AND ACCEPTANCE BY MANAGER; DUTIES OF MANAGER.

(a) The Client hereby appoints the Manager to provide the discretionary investment management services (the “Investment Management Services”) with respect to the assets of the Portfolio from time to time designated in writing to the Manager by the Client in its sole discretion (the “Discretionary Account” or the “Account”), solely for the purposes and with the power, authority and limitations set forth herein including on the Services Schedule attached hereto as Appendix B (the “Services Schedule”). The Manager hereby accepts its appointment as discretionary investment manager with respect to the Discretionary Account upon the terms, and subject to the conditions, set forth herein. The discretionary investment management responsibilities and duties of the Manager are limited to the assets now or hereafter contained in the Discretionary Account. Any assets designated on Exhibit I to the Services Schedule as “Held-Away Assets” shall not be part of the Account.

The Client hereby further appoints the Manager to provide non-discretionary, investment consulting services (“Investment Consulting Services”) from time to time with respect to the Account solely for the purposes and with the power, authority and limitations set forth on the Services Schedule. The Client further authorizes the Manager to perform the non-discretionary investment implementation services (the “Implementation Services” and together with the Investment Management Services and Investment Consulting Services, the “Services”) with respect to the Account. The Manager hereby accepts such appointment with respect to the Account upon the terms, and subject to the conditions, set forth herein.

(b) Subject to the terms and conditions of this Agreement including, without limitation, any investment restrictions set forth herein, the Client hereby grants the Manager complete and unlimited investment discretion and trading authority with respect to the Discretionary Account, including, without limitation, the power and authority to appoint , either directly or through investment in Pooled Funds (as defined below), and appoints the Manager as the Client’s agent and attorney-in-fact with respect to the same. Without in any way limiting the preceding sentence and without obtaining the consent of, or consulting with, the Client or any other person, the Manager is hereby authorized for and on behalf of the Client, with respect to the Discretionary Account, in the Manager’s discretion to perform the Investment Management Services set forth on the Services Schedule, attached hereto.

(c) From time-to-time as agreed between the parties, the Manager shall provide strategic asset allocation and risk mitigation analyses and related educational information (collectively “Asset Allocation Information”) regarding various asset allocation scenarios with respect to the Portfolio, including sample combinations of asset classes and expected returns of each scenario based upon capital market assumptions developed by the Manager, its affiliates or third parties. Client acknowledges that it shall not use any Asset Allocation Information provided by the Manager as the sole basis for its asset allocation decisions for the Portfolio, and will consider its own needs and expected returns in making asset allocation decisions.

(d) The Manager will advise and assist the Client in drafting and/or revising an investment policy statement (“IPS”) for the Portfolio that sets forth all pertinent details with respect to the strategic asset allocation established by the Client. Such IPS will be reviewed for formal approval and adoption by the Client. This document will also delineate roles and responsibilities, fiduciary practices and investment guidelines, in each case relating to the Portfolio. Any changes to the Manager’s policies with regard to portfolio structure of the Discretionary Account or with regard to the identity of Subadvisers retained to manage any portion of the Discretionary Account, shall be communicated in writing when formalized.

(e) The Client authorizes the assets of the Discretionary Account to be invested by the Manager in one or more series of the Mercer Funds, an open-end investment company registered under the 1940 Act (the “Mercer Mutual Funds”, or the “Mercer Pooled Funds”), and/or in any third party common trust fund, mutual fund, or other commingled fund (together with the Mercer Pooled Funds, the “Pooled Funds”), or separate account managed by a third-party investment manager (each such third party investment manager to a separate account or Pooled Fund, a “Subadviser”), in each case as permitted by applicable law, including but not limited to US securities laws, and the Client’s IPS. The Client acknowledges that the Manager may rely upon the agreements, representations, warranties and covenants made in this Agreement in connection with any investment of some or all of the Discretionary Account in any Mercer Mutual Fund or third party Pooled Fund.

(f) The Client will engage and appoint a custodian bank, which may be the Client’s directed broker/dealer, to hold the Account’s assets and provide services to the Account (the “Custodian”) and the Manager shall not be deemed a trustee or custodian hereunder of any of the Account’s assets. To the extent the Client’s Custodian serves as Client’s directed broker/dealer, the Client expressly directs the Manager to exercise the trading authority granted herein solely through such Custodian and the Manager shall have no obligation to make best execution determinations with respect to the same. Upon request, and as agreed by Client and the Manager from time to time, the Manager shall have access to accounting information provided by the Custodian with respect to the Account, including management and compliance reporting, in an industry-standard format. The Manager shall have no responsibility for valuation matters with respect to the Portfolio. All information and data supplied by or on behalf of Client shall be used by the Manager without independently verifying the accuracy, completeness or timeliness of it. The Manager’s ability to provide services pursuant to this Agreement may be limited by the content or frequency of information provided by the Custodian, and the Manager will not be responsible for any losses or liability to the Portfolio arising from missing, delayed, incomplete, inaccurate or outdated information or data.

(g) Subadvisers may effect transactions through or with any broker or dealer. In selecting a broker or dealer, a Subadviser may consider the full range and quality of a broker’s or dealer’s services including, among other things, execution capability, commission rate, and financial responsibility, responsiveness to the Subadviser and the value of research and/or brokerage services provided to the Subadviser. The Subadviser may select broker-dealers that provide research or other brokerage services and may cause the Portfolio, or a Pooled Fund in which it invests, to pay such broker-dealers commissions for affecting transactions in excess of commissions other broker-dealers may have charged as permitted by applicable law. Such research and other brokerage services may be used for the benefit of the Subadviser and other client accounts to the extent permitted by law.

(h) Except as expressly set forth herein with regard to the investment management of the Discretionary Account by the Manager, the Client retains all discretionary authority and control with respect to the management and administration of the Portfolio, including the adoption of an investment policy for the Portfolio and compliance with applicable insurance laws. Without limiting the foregoing, the Manager shall have no responsibility of liability for any regulatory reporting or filing requirements applicable to the Client or Portfolio.

2. MANAGER REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Manager represents, warrants and covenants that:

(a) It is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

(b) The Manager has full power and authority to execute, deliver and perform this Agreement and does not violate applicable law or any agreement or contract to which the Manager is a party.

3. CLIENT REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Client hereby represents, warrants and covenants that:

(a) The Client has the authority to (i) execute this Agreement; and (ii) appoint the Manager to provide the Investment Management Services with respect to the Discretionary Account and the Investment Consulting Services and Implementation Services with respect to the Account.

(b) The information set forth in Appendix A hereto is true, correct and complete.

(c) The Client has full power and authority to execute, deliver and perform this Agreement, and the transactions contemplated by this Agreement, including investment in Pooled Funds, for the Portfolio are consistent with and permissible for the Portfolio, and do not violate applicable law or any agreement or contract to which the Client is a party.

(d) The Portfolio is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(e) The Portfolio is not an investment company, as defined in Section 3 of the 1940 Act, or an entity excluded from the definition of investment company under the 1940 Act by reason of Section 3(c)(1) or Section 3(c)(7) thereof.

(f) The Portfolio is intended to fund casualty insurance policies issued by the Client. The Client acknowledges and agrees that the Client is solely responsible, and, provided the Manager has acted in accordance with the authority granted hereunder, including the investment guidelines and restrictions approved by the Client’s Board of Directors, the Manager shall have no responsibility or liability whatsoever, for: (i) Client’s and/or the Portfolio’s compliance with the insurance laws or regulations of any country, state, territory or locality, or (ii) the Portfolio’s ability to satisfy liabilities from claims on such insurance policies.

(g) The assets of the Portfolio are not directly or, to the knowledge of the Client, indirectly, derived from activities that contravene the laws and regulations of the United States or the laws and regulations of other applicable jurisdictions, including but not limited to laws and regulations related to terrorist financing or economic sanctions. To the extent necessary under applicable law, the Client has established and applies anti-money laundering practices and procedures that comply with all applicable laws, rules and regulations and are designed to detect and report any activity that raises suspicion of money laundering activities, and to the best of Client’s knowledge, none of (i) the Client or Portfolio or (ii) any person controlling or controlled by the Client or Portfolio, or (iii) any person having a beneficial interest in the Client or Portfolio, is (A) ordinarily resident in or organized under the laws of a country subject to comprehensive economic sanctions administered by the Office of Foreign Assets Control (“OFAC”) within the U.S. Department of Treasury, including but not limited to Cuba, Iran, North Korea, Sudan, Syria, and the Crimea Region of Ukraine or (B) currently the subject of any sanctions administered or enforced by OFAC.

(h) In connection with the Client’s selection of the Manager as investment adviser (i) it has performed its own due diligence and analysis; (ii) it has read and understood the disclosures contained in the Manager’s Form ADV Part 2, which discloses the Manager’s actual and potential conflicts of interest; and (iii) it has not relied upon any advice or recommendation from any affiliate of the Manager to make such selection.

(i) The Client is an “accredited investor” as defined in Rule 501(a) of Securities and Exchange Commission Regulation D, a “qualified client” as defined in Rule 205-3 of the Advisers Act, and a “qualified purchaser” as defined in Section 2(a)(51) of the 1940 Act.

(j) The Client is an institutional investor who meets the definition of a “qualified institutional buyer” as defined in rule 144A under the Securities Act of 1933.

(k) The Client is an eligible contract participant within the meaning of Section 1(a)(18) of the Commodity Exchange Act of 1934, as amended.

(l) The Client (or its representative) is a sophisticated person who has the resources and experience to understand all of the terms of this agreement, the Client has the bargaining power to negotiate the terms of this agreement on an arm’s length basis that the Client has received all information the Client considers necessary to evaluate the terms of this Agreement.

(m) The Client acknowledges that it has reviewed the fee information provided in Appendix C hereto, and has concluded that such fees provide reasonable compensation to the Manager for the Services provided hereunder.

(n) The Client acknowledges that the Manager has provided the Client with the offering materials for the various Mercer Pooled Funds in which the Account may invest. The Client also acknowledges that the Client has had a reasonable opportunity to review such materials, including any related fee, expense, and liquidity information regarding such investments.

(o) The Client understands and acknowledges that the Manager shall periodically seek to rebalance the assets of the Account consistent with the Portfolio’s “Permitted Ranges” as set forth in the IPS to the extent reasonably practicable given the liquidity constraints of the Portfolio’s investments. Accordingly, the Client agrees that if a Portfolio is outside of the “Permitted Range” for an asset class as a result of the fluctuation in values after the date of an investment as a result of the liquidity terms of an investment, the Manager shall not be deemed to have violated the terms of the Agreement or the IPS or be liable for any losses related to such asset allocation being outside of a “Permitted Range” unless the Manager has violated its standard of care as described in Section 8 of this Agreement.

(p) The Client acknowledges that the Manager has made no warranties or representations as to the ability of the Manager to achieve the investment objectives of the Account, or as to future performance of the Account, and that there can be no assurance that the Account will avoid losses or experience positive returns.

4. OTHER AGREEMENTS.

(a) The Client hereby agrees to notify the Manager promptly of the Client becoming aware of (i) any changes with respect to the representations, warranties and covenants set forth in Section 3 above or the information set forth in Appendix A hereto, or any circumstances that may reasonably be expected to result in any such changes, and (ii) any notifications or determinations by any applicable Federal or state agency, with respect to, or affecting, the Client or Portfolio, including without limitation the material adverse results of any audit of the Client or Portfolio.

(b) The Client agrees to promptly provide such information and to execute and deliver such documents as the Manager may reasonably request, including to comply with any and all laws and ordinances to which the Manager, the Pooled Funds, or Subadvisers may be subject, or to verify that the Portfolio qualifies as an eligible investor in a Pooled Fund.

(c) The Client shall indemnify and hold harmless the Manager and its affiliates, and their respective officers, directors, agents, contractors and employees (“Indemnified Persons”), from and against any and all claims, losses, liabilities or damages (including reasonable attorneys’ fees and other related expenses) (collectively, “Losses”) arising from or in connection with this Agreement, including without limitation (i) any breach of this Agreement by the Client, (ii) any inaccuracy or incompleteness of the representations and warranties made by Client in this Agreement, and (iii) any violation of applicable law by the Client; provided, however, that the Client shall not be required to indemnify and hold harmless the Indemnified Persons to the extent that such Losses result from the Manager’s negligence, bad faith, willful misconduct, breach of this Agreement or violation of applicable law. This provision will survive the termination of this Agreement.

(d) The Manager is authorized to rely on the information supplied by the Client (or on behalf of the Client) as being accurate and complete. The Manager’s responsibilities (and any associated compensation) do not include independent verification of such information. Client shall promptly advise the Manager if Client has concerns about information availability or quality. Without limiting the foregoing, Client agrees that it is responsible for informing the Manager of any applicable restrictions or limitations on the Portfolio’s investments imposed by any insurance law or regulation, or by any insurance regulator having jurisdiction over the Client and/or the Portfolio.

(e) Reports, analyses and other materials the Manager provides to Client are solely for Client’s internal use. Except for Client and Client’s advisors who have a need to know and except as required by applicable law, such reports, analyses and other materials may not be given to or shared with anyone else, or used for any purpose other than as the Manager contemplated when the Manager originally provided them, without the Manager’s prior written consent. Client agrees not to refer to the Manager in the press or for promotional purposes without the Manager’s prior written consent. The Manager agrees not to refer to the Client or the Portfolio in the press or for promotional purposes without Client’s prior written consent.

(f) The Manager retains exclusive rights to the intellectual capital (such as methodologies, know how, models, tools, and any graphic or digitized representation of any of these) developed or possessed by the Manager prior to, or acquired during, the performance of the Services hereunder. The Client acknowledges that the investment advisor profiles, performance histories, and other information contained in the Manager’s databases and reports are proprietary information of the Manager.

(g) The Manager may utilize the administrative and support functions of its global affiliates, which may require the transfer of information provided by Client to the Manager hereunder to a non-U.S. affiliate of the Manager.

(h) To the extent the Manager provides commodity trading advice to Client:

(i) Manager hereby acknowledges that it is a commodity trading advisor (“CTA”) with respect to Client.

(ii) Manager represents and warrants to Client that Manager is registered as a CTA under the Commodity Exchange Act (“CEA”) and is a member of the National Futures Association (“NFA”).

(iii) Client acknowledges and agrees that Manager, as a registered CTA, intends to treat the Client as an “exempt account” under Commodity Futures Trading Commission (“CFTC”) Regulation 4.7(c) and, accordingly, Manager needs to verify certain information in order for Manager to claim relief from the disclosure and certain recordkeeping provisions of the CEA. Accordingly, Client represents and warrants to Manager that Client is a “qualified eligible person” under CFTC Regulation 4.7. Client agrees to furnish Manager with such financial and other information as Manager may reasonably request to confirm Client’s status (or continuing status) as a qualified eligible person and to inform Manager promptly if Client loses status as a qualified eligible person. Client consents to the Account being treated as an “exempt account” within the meaning of CFTC Regulation 4.7(c).

(iv) Client represents and warrants to Manger that Client is currently, and will continue to be an “eligible contract participant” within the meaning of Section la(18) of the CEA.

5. COMPENSATION TO BE PAID TO THE MANAGER.

The Client will cause to be paid to the Manager as compensation for the Manager’s services rendered and for the expenses borne by the Manager pursuant to this Agreement, a quarterly fee in accordance with Appendix C to this Agreement. Such compensation shall be paid within 30 days following the rendering of the invoice with respect to the quarter to which it relates. The Manager shall be entitled to payment for the performance of any additional services not set forth herein, as reasonably agreed in writing in advance between the Manager and the Client. In the event of the termination of this Agreement, the Manager shall be entitled to payment for its agreed upon services up to and including the date of termination.

6. ASSIGNMENT; AMENDMENTS OF THIS AGREEMENT.

This Agreement may not be assigned (as defined under the Advisers Act and the rules adopted pursuant thereto) without consent of the parties hereto. This Agreement may be amended only by a written instrument signed by the Manager and the Client.

7. EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

This Agreement shall become effective upon the Effective Date, and shall remain in full force and effect continuously thereafter until terminated, without the payment of any penalty by the Client or the Manager, on 60 days’ prior written notice.

8. STANDARD OF CARE; LIMITATION OF LIABILITY.

(a) The Manager will exercise its duties, responsibilities and powers with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Manager shall perform the Services in good faith and in accordance with applicable law.

(b) The Manager shall not be liable for any Losses sustained by the Account, the Portfolio, or the Client in connection with the Services provided under this Agreement unless such Losses have been finally determined to have resulted from the negligence, fraud, willful misconduct, or bad faith conduct by the Manager or any officer, director or employee of the Manager or its affiliates in the performance of its Services hereunder.

(c) Without limiting the foregoing, the Manager will not be liable for any Losses incurred as a result of: (i) any action or omission by any other fiduciaries or service providers to the Client or Portfolio, including the Custodian, or any other third party, except to the extent the Manager selected such third party for the Discretionary Account and was negligent in the selection and supervision of such third party; (ii) any inaccuracy or incompleteness of the data provided by the Client or its agents and representatives, including any investment managers, Custodian, or other service providers; (iii) any act taken or omitted at the direction of the Client; (iv) any act taken, or omission or recommendation made, or for any error in judgment, in the absence of negligence, bad faith or willful misconduct; (v) the purchase, retention, sale or exchange of any investments in good faith and in accordance with the provisions of this Agreement and of any applicable Federal law; or (vi) the disposition of any investment made by a predecessor investment manager or by any other person authorized to invest assets of the Portfolio, or for the retention thereof if the Manager is unable to dispose of such investment or property because of any Federal or state securities laws restrictions, or because of its unmarketable or illiquid nature, or because an orderly liquidation is impracticable in the opinion of the Manager (or of any third party appointed by the Manager) under prevailing conditions.

(d) Under no circumstances shall the Manager be liable to the Client or any third party for special, punitive or consequential damages, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages.

(e) NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION OR ELSEWHERE IN THIS AGREEMENT SHALL CONSTITUTE A WAIVER BY THE CLIENT OF ANY OF ITS LEGAL RIGHTS THAT MAY NOT BE WAIVED UNDER ANY APPLICABLE LAW, INCLUDING U.S. FEDERAL AND STATE SECURITIES LAWS, OR ANY OTHER LAW. CLIENT MAY PURSUE ANY COURSE OF LEGAL REMEDY PERMITTED UNDER APPLICABLE LAW.

9. AUTHORIZED PERSONS.

The Client will from time to time certify to the Manager the name of the person or persons authorized to act or give instructions on its behalf and will give the Manager a specimen of his or her or their signatures. Any person so certified will be an authorized representative of the Client for purposes of this Agreement and his authority to act on behalf of the Client will continue until notice to the contrary is given by the Client and received by the Manager.

10. NON-EXCLUSIVITY OF SERVICES.

The Client understands that the Manager, each Subadviser, and their respective affiliates may furnish and may continue to furnish investment management and advisory services to others, and that the Manager, each Subadviser, and their respective affiliates shall be at all times free, in their discretion, to make recommendations to, and investments for, others which may not correspond to investments made for the Discretionary Account (or Pooled Fund in which it invests). The Client further understands that the Manager, each Subadviser, and their respective affiliates, officers, directors, members, employees or any member of their families may or may not have an interest in the securities the purchase and sale of which the Manager or a Subadviser effects for the Discretionary Account (or Pooled Fund in which it invests). Actions taken by the Manager or a Subadviser on behalf of the Discretionary Account (or Pooled Fund in which it invests) may be the same as, or different from (i) actions taken by the Manager or the Subadviser on its own behalf or for others, and (ii) actions taken by the respective affiliates, officers, directors, members, or employees, of the Manager or any Subadviser, the family members of such persons or other investors.

11. APPLICABLE LAW.

This Agreement shall be construed in accordance with applicable federal law and the laws of the State of New York, to the extent not preempted by federal law, and not giving effect to the conflicts of laws provisions thereof.

12. DISPUTE RESOLUTION.

(a) Any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, shall be finally resolved by arbitration conducted on a confidential basis in accordance with the International Institute for Conflict Prevention and Resolution (“CPR”) Rules for Non-Administered Arbitration, by three arbitrators, of whom each party shall designate one, with the third arbitrator to be designated by the two Party-appointed arbitrators. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq. and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of the arbitration shall be New York, New York, USA.

(b) The tribunal shall have the power to rule on any challenge to its own jurisdiction or the validity or enforceability of any portion of the agreement to arbitrate. The parties agree to arbitrate solely on an individual basis, and that this agreement does not permit class arbitration or any claims brought as a plaintiff or class member in any class or representative arbitration proceeding. The arbitral tribunal may not consolidate more than one person’s claims, and may not otherwise preside over any form of a representative or class proceedings. In the event the prohibition on class arbitration is deemed invalid or unenforceable, then the entire agreement to arbitrate will be null and void.

13. NOTICES.

(a) Unless otherwise specified in this Agreement, notice will be in writing and be deemed to have been given (i) when received, if delivered in person, (ii) when delivered by a nationally, or internationally, as the case may be, recognized overnight courier service, (iii) when delivered electronically as described in paragraph (b) below, or (iv) five Business Days after being deposited in the mail, first class (or air mail if the recipient is in another country), postage prepaid, addressed as follows:

If to the Client:

Accelerant Specialty Insurance Company

[***]

Attn: [***]

With a copy (which shall not constitute notice) to:

Accelerant Specialty Insurance Company

[***]

Attn: [***]

Email: [***]

If to the Manager:

Mercer Investments LLC

[***]

Attention: [***]

Email: [***]

or to such other address as any of the above will hereafter furnish in writing to the other in accordance with this Agreement, provided that notice of such other address will be effective only upon receipt thereof. All oral communications shall be confirmed in writing.

(b) Client hereby consents to electronic delivery of all documents from the Manager via e-mail in PDF format, which will require the use of Adobe Acrobat to view. A free copy of Adobe Acrobat can be downloaded at Adobe’s website [www.adobe.com]. E-mails shall be sent to the following Client e-mail address(es):

[***]

or to such other e-mail address as may be furnished in writing to the Manager in accordance with this Agreement, provided that notice of such other e-mail address will be effective only upon receipt thereof. The Client may, at any time, request to receive a paper copy of a document delivered electronically at no additional charge, by contacting the Manager. Such consent to electronic delivery will remain in effect until the Manager has received written notice of Client’s revocation of consent. To revoke consent, the Manager must receive written notice, signed by the Client. Revocation of consent may be sent in person or via courier or first class mail as described in paragraph (a) above.

14. SEVERABILITY OF PROVISIONS

If any provision or portion of any provision of this Agreement, or the application of any such provision or portion to any person or circumstance, is held to be invalid or unenforceable, such provision or portion of any provision of this Agreement shall be modified, deleted or interpreted in such a manner so as to afford the party for whose benefit it was intended the fullest benefit commensurate with making this Agreement as modified, enforceable, and the remaining provisions of this Agreement or the remaining portion of such provision, and the application of such provision or portion to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby.

15. FORM ADV, PART 2

The Client acknowledges receipt of the Manager’s Form ADV Parts 2A and 2B.

16. MISCELLANEOUS

(a) This Agreement (including any schedules or exhibits attached hereunder) merges and supersedes all prior or contemporaneous understandings, agreements, negotiations and discussions, whether oral or written, between the parties concerning the Services and constitutes the entire agreement between the parties with regard to such Services. The parties have not relied upon any promises, representations, warranties, agreements, covenants or undertakings, other than those expressly set forth in this Agreement.

(b) This Agreement may be executed in counterpart copies, each of which shall be deemed an original, but all of which shall be considered the same instrument.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS AGREEMENT.

* * * * * *

IN WITNESS WHEREOF, Client and the Manager have caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, as of the day and year first above written.

ACCELERANT SPECIALTY INSURANCE COMPANY		MERCER INVESTMENTS LLC

By:	/s/ Joseph W. Zuk	By:	/s/ Steve Gouthro
Name:	Joseph W. Zuk	Name:	Steve Gouthro
Title:	President	Title:	Chief Operations Officer

APPENDICES

Appendix A — Account Information

Exhibit I — Incumbency Certificate

Exhibit II — Client Authorized Signers

Exhibit III — Form W-9

Appendix B — Services Schedule, including Investment Consulting Services, Implementation Services, and Investment Management Services

Exhibit I — Advisory Only Account and Held-Away Assets (if any)

Appendix C — Fees

APPENDIX A

ACCOUNT INFORMATION

EXHIBIT III TO APPENDIX A

APPENDIX B

SERVICES SCHEDULE

EXHIBIT 1 TO APPENDIX B

HELD-AWAY ASSETS

APPENDIX C

FEES